UMB SCOUT FUNDS
EXHIBIT 12(B) TO FORM N-CSR

                     CERTIFICATIONS PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002



I, James L. Moffett, Principal Executive Officer of the UMB Scout Funds, certify to my knowledge that:

1. The N-CSR of the registrant for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.



/s/ James L. Moffett
------------------------------
James L. Moffett
Principal Executive Officer
February 14, 2008

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I, C. Warren Green, Principal Financial Officer of the UMB Scout Funds, certify to my knowledge that:

1. The N-CSR of the registrant for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ C. Warren Green
------------------------------
C. Warren Green
Principal Financial Officer
February 14, 2008


A signed original of this written statement required by Section 906 has been provided to UMB Scout Funds and will be retained by UMB Scout Funds and furnished to the Securities and Exchange Commission or its staff upon request.